250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Rachael Murray Tel: (518) 742-6505

Arrow Reports Q3 2023 Net Income of $7.7 Million and Earnings per Share of $0.46,
Loans of $3.1 Billion on 9% Annualized Loan Growth

GLENS FALLS, N.Y. (October 24, 2023) – Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow") announced financial results for the three-month period ended September 30, 2023. Net income for the third quarter of 2023 was $7.7 million and fully diluted earnings per share was $0.46. Nonperforming assets decreased $0.2 million in the third quarter to 0.16% of assets, with the allowance for credit losses reaching 491% of nonperforming loans.

Arrow President and CEO David S. DeMarco:

"This quarter, we continued to experience substantial loan growth with asset and deposit balances at or near record highs. We also continued our pattern of issuing cash and stock dividends, underscoring our dedication to creating value for our shareholders. As we move ahead, Arrow expects to restart our Dividend Reinvestment Plan.

We were proud to officially open our renovated downtown Glens Falls campus and Main Office branch this summer. Glens Falls has been our home for much of our 172-year history, and we are excited about the positive impact this will have on all our stakeholders. As always, we are focused on enhancing the customer experience and optimizing our operations while supporting our exceptional team."

This Earnings Release and related commentary should be read in conjunction with our October 24, 2023 Form 8-K and related Third Quarter 2023 Investor Presentation, which can also be found on our website: arrowfinancial.com/investor-presentations.

Third-Quarter Highlights and Key Metrics

•Record high loans of $3.1 billion, growing at an annualized rate of 9%, or $68.7 million
•Nonperforming assets decreased to $6.9 million, representing 0.16% of period-end assets
•Net charge-offs to average loans were 0.05% as compared to 0.07% for the previous quarter
•Allowance for credit losses to nonperforming loans coverage of 491%
•Deposit balances increased to $3.7 billion, growing $164.3 million, or 4.7%
•Loan-to-deposit ratio was 86%
•Net interest margin was 2.53%
•Arrow entered into two pay-fixed portfolio layer method fair value swaps, with total notional amounts of $250 million and $50 million, respectively. The transactions are accretive to net interest income, adding more than $2 million annually in the current “higher for longer” rate environment
•Strong on-balance sheet liquidity of $334 million, or 8% of total assets
•Liquidity and available borrowing capacity provide two times coverage of uninsured deposits
•Non-interest expenses included $1.1 million in incremental expenses related to the delay in filing the 2022 Form 10-K and the first quarter Form 10-Q
•Return on average assets (ROA) was 0.75%; incremental expenses related to the delayed filings depressed ROA by 9 basis points
•Return on average equity (ROE) was 8.47%; incremental expenses related to the delayed filings impacted ROE by almost 100 basis points

Income Statement

•Net Income: Net income for the third quarter of 2023 was $7.7 million, increasing from $6.0 million in the second quarter of 2023, and decreasing from $12.2 million in the third quarter of 2022. The increase from the second quarter of 2023 was primarily due to an increase in interest and dividend income of $2.1 million, an increase of $1.1 million in non-interest income and a decrease in non-interest expense of $0.6 million, partially offset by an increase of $2.5 million in interest expense. The decline from the same period in the prior year was primarily due to an increase of $13.5 million in interest expense partially offset by an increase in interest and dividend income of $7.9 million.

•Net Interest Income: Net interest income for the third quarter of 2023 was $25.4 million, decreasing 1.6% from $25.8 million in the second quarter of 2023 and 18.0% from $30.9 million in the comparable quarter of 2022. Total interest and dividend income was $42.1 million for the third quarter of 2023, an increase from $40.0 million in the second quarter of 2023 and from $34.2 million for the third quarter of 2022. These increases were primarily driven by loan growth and higher loan rates. Interest expense for the third quarter of 2023 was $16.8 million, an increase from $14.2 million for the second quarter of 2023 and from $3.3 million for the comparable quarter ended 2022. The increases for both comparison periods were driven primarily by higher deposit rates and changes in deposit composition.

•Net Interest Margin: Net interest margin was 2.53% for the third quarter of 2023, compared to 2.61% for the second quarter of 2023 and 3.14% for the third quarter of 2022. The decrease in net interest margin compared to the second quarter in 2023 as well as the third quarter of 2022 was primarily the result of the cost of interest-bearing liabilities increasing at a faster pace than the yield on average earning assets. In addition, deposits have continued to migrate to higher costs products, such as money market savings and time deposits.

	Three Months Ended
	(Dollars in Thousands)
	September 30, 2023	June 30, 2023	September 30, 2022
Interest and Dividend Income	$42,117	$40,013	$34,207
Interest Expense	16,764	14,241	3,306
Net Interest Income	25,353	25,772	30,901
Average Earning Assets(1)	3,973,747	3,953,642	3,902,119
Average Interest-Bearing Liabilities	2,920,518	2,924,743	2,781,985

Yield on Earning Assets(1)	4.20%	4.06%	3.48%
Cost of Interest-Bearing Liabilities	2.28	1.95	0.47
Net Interest Spread	1.92	2.11	3.01
Net Interest Margin	2.53	2.61	3.14

Income Earned on PPP Loans included in Net Interest Income	$—	$—	$70
Net Interest Income excluding PPP loans	25,353	25,772	30,831
Net Interest Margin excluding PPP loans	2.53%	2.61%	3.14%

(1) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the third quarter of 2023, the provision for credit losses was $354 thousand compared to $948 thousand in the second quarter of 2023 and $1.7 million in the prior-year quarter. The key drivers for the provision for credit losses in the third quarter of 2023 were loan growth and charge-offs, partially offset by changes to the economic forecast factors embedded in the credit loss allowance model. The provision was favorably impacted by the qualitative factors related to the residential loan portfolio, which continue to indicate local market conditions performing well above the Case-Shiller U.S. National Home Price Index, which is utilized in the economic forecast.

•Non-Interest Income: Non-interest income for the three months ended September 30, 2023, was $8.1 million, compared to $6.9 million in the second quarter of 2023 and $7.8 million in the third quarter of 2022. Income from fiduciary activities, which includes Wealth Management services, was fairly consistent to the comparable prior-year quarter. Fees and other services to customers were consistent with the linked quarter, however declined compared to the third quarter of 2022, primarily due to lower interchange fees. Other income increased from both the second quarter and the previous year, primarily as a result of bank-owned life insurance proceeds.

•Non-Interest Expense: Non-interest expense for the third quarter of 2023 was $23.5 million, a decrease from $24.1 million in the second quarter of 2023 and an increase from $21.4 million for the third quarter of 2022. The increase from the prior year was in large part related to $1.1 million of additional legal and professional fees incurred in the third quarter of 2023 associated with the delay in the filing of the 2022 Form 10-K and the First Quarter Form 10-Q, as well as an increase in costs related to technology and FDIC insurance. Total year-to-date expenses related to the delayed filings were $4.1 million.

•Provision for Income Taxes: The provision for income taxes was $1.8 million for the third quarter of 2023, $1.6 million for the second quarter of 2023 and $3.4 million for the third quarter of 2022. The year-to-date effective tax rate as of September 30, 2023 was 20.6%.

Balance Sheet

•Total Assets: Total assets were $4.3 billion at September 30, 2023, an increase of $169.3 million, or 4.1%. as compared to June 30, 2023 and an increase of $303.4 million, or 7.6%, as compared to December 31, 2022. For the third quarter 2023, overall balance sheet growth is in line with growth in the loan portfolio and higher cash balances.

•Investments: Total investments were $666.9 million as of September 30, 2023, a decrease of $27.1 million, or 3.9%, compared to June 30, 2023 and a decrease of $90.2 million, or 11.9%, compared to December 31, 2022. The decrease for both periods was driven primarily by paydowns and maturities (net of purchases) of $19.0 million and $83.9 million, respectively. The proceeds were primarily used to fund loan growth and for general corporate purposes. There were no credit quality issues related to the investment portfolio. The rising rate environment led to unrealized losses of $7.8 million within the available-for-sale portfolio in the third quarter of 2023.

•Loans: Total loans reached a record high of $3.1 billion as of September 30, 2023. Loan growth for the third quarter of 2023 was $68.7 million, and was $155.4 million year-to-date. Loan growth was spread across all segments. Please see the loan detail included in the consolidated financial information table on page 11.

•Balance Sheet Management: In September 2023, Arrow entered into two pay-fixed portfolio layer method fair value swaps, with total notional amounts of $250 million and $50 million, respectively. The transactions are accretive to interest income, adding more than $2 million annually. Going forward, rising interest rates will increase the net interest income benefit, while falling rates will reduce the net interest income benefit.

•Allowance for Credit Losses: The allowance for credit losses was $31.1 million as of September 30, 2023, which represented 0.99% of loans outstanding, as compared to $31.2 million, or 1.02%, at June 30, 2023 and $30.0 million, or 1.00%, at December 31, 2022. Asset quality improved at September 30, 2023. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.05% for the three-month period ended September 30, 2023, as compared to 0.07% for the three-month period ended June 30, 2023 and 0.09% for the three-month period ended December 31, 2022. Nonperforming assets decreased to $6.9 million as of September 30, 2023, representing 0.16% of period-end assets, compared to $7.1 million, or 0.17%, at June 30, 2023 and $12.6 million, or 0.32%, at December 31, 2022.

•Deposits: At September 30, 2023, deposit balances were $3.7 billion, an increase of $164.3 million from June 30, 2023 and $168.1 million from December 31, 2022. Overall in 2023, the deposit mix has continued to shift from non-interest bearing accounts to higher cost money market and time deposit accounts. Seasonal municipal deposits helped drive an increase in demand deposits of $38.9 million in the third quarter. Please refer to page 6 for further details related to deposits.

•Capital: Total stockholders’ equity was $360.0 million at September 30, 2023, a decrease of $1.4 million, or 0.4%, from the June 30, 2023 level of $361.4 million, and an increase of $6.5 million, or 1.8%, from December 31, 2022. Arrow's regulatory capital ratios remained strong. As of September 30, 2023, Arrow's Common Equity Tier 1 Capital Ratio was 13.17% and Total Risk-Based Capital Ratio was 14.94%. The capital ratios of Arrow and both its subsidiary banks, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, continued to exceed the “well capitalized” regulatory standards.

Additional Commentary

•Cash and Stock Dividends: On September 15, 2023, Arrow distributed a cash dividend of $0.27 per share. Additionally, on September 26, 2023, Arrow distributed a 3% stock dividend. This is the 15th consecutive year Arrow has declared a stock dividend.

•Bauer Financial Ratings: Both Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company continued to maintain their 5-Star Exceptional Performance ratings from Bauer Financial, for the 66th and 58th quarters, respectively.

About Arrow

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include Upstate Agency, LLC and North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation

In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). Some measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. These non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, the efficiency ratio and net interest margin. Management believes that the non-GAAP financial measures disclosed by Arrow are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement

The information in this document may contain statements based on management’s beliefs, assumptions, expectations, estimates and projections about the future. Such "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, as amended, involve a degree of uncertainty and attendant risk. Actual outcomes and results may differ, explicitly or by implication. We are not obligated to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with Arrow's 2022 Form 10-K and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$36,699	$29,618	$103,203	$82,263
Interest on Deposits at Banks	1,805	1,201	3,958	1,826
Interest and Dividends on Investment Securities:
Fully Taxable	2,924	2,603	8,823	7,236
Exempt from Federal Taxes	689	785	2,256	2,422
Total Interest and Dividend Income	42,117	34,207	118,240	93,747
INTEREST EXPENSE
Interest-Bearing Checking Accounts	1,156	267	2,346	629
Savings Deposits	9,729	2,469	23,830	3,778
Time Deposits over $250,000	1,466	89	3,159	143
Other Time Deposits	2,051	150	3,721	370
Borrowings	2,143	110	5,309	405
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	173	173	513	513
Interest on Financing Leases	46	48	143	145
Total Interest Expense	16,764	3,306	39,021	5,983
NET INTEREST INCOME	25,353	30,901	79,219	87,764
Provision for Credit Losses	354	1,715	2,856	3,389
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	24,999	29,186	76,363	84,375
NON-INTEREST INCOME
Income From Fiduciary Activities	2,378	2,341	7,081	7,454
Fees for Other Services to Customers	2,761	3,071	8,073	8,916
Insurance Commissions	1,695	1,650	4,775	4,783
Net Gain (Loss) on Securities	71	95	(214)	379
Net Gain on Sales of Loans	21	18	25	80
Other Operating Income	1,124	652	1,893	2,121
Total Non-Interest Income	8,050	7,827	21,633	23,733
NON-INTEREST EXPENSE
Salaries and Employee Benefits	11,988	12,427	35,974	35,400
Occupancy Expenses, Net	1,517	1,521	4,728	4,721
Technology and Equipment Expense	4,371	4,049	13,150	11,802
FDIC Assessments	515	295	1,478	893
Other Operating Expense	5,088	3,156	14,528	7,922
Total Non-Interest Expense	23,479	21,448	69,858	60,738
INCOME BEFORE PROVISION FOR INCOME TAXES	9,570	15,565	28,138	47,370
Provision for Income Taxes	1,827	3,402	5,786	10,658
NET INCOME	$7,743	$12,163	$22,352	$36,712
Average Shares Outstanding [1]:
Basic	17,050	17,007	17,049	17,001
Diluted	17,050	17,054	17,049	17,050
Per Common Share:
Basic Earnings	$0.46	$0.72	$1.31	$2.16
Diluted Earnings	0.46	0.72	1.31	2.15
[1] Share and Per Share Amounts have been restated for the September 26, 2023, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	September 30, 2023	December 31, 2022	September 30, 2022
ASSETS
Cash and Due From Banks	$39,778	$31,886	$44,872
Interest-Bearing Deposits at Banks	254,961	32,774	328,557
Investment Securities:
Available-for-Sale at Fair Value	519,240	573,495	575,054
Held-to-Maturity (Fair Value of $134,811 at September 30, 2023; $171,623 at December 31, 2022; and $175,800 at September 30, 2022)	140,577	175,364	182,178
Equity Securities	1,960	2,174	2,126
FHLB and Federal Reserve Bank Stock	5,110	6,064	4,720
Loans	3,138,617	2,983,207	2,924,794
Allowance for Credit Losses	(31,112)	(29,952)	(29,232)
Net Loans	3,107,505	2,953,255	2,895,562
Premises and Equipment, Net	60,311	56,491	54,015
Goodwill	21,873	21,873	21,873
Other Intangible Assets, Net	1,205	1,500	1,604
Other Assets	120,391	114,633	122,217
Total Assets	$4,272,911	$3,969,509	$4,232,778
LIABILITIES
Noninterest-Bearing Deposits	798,392	836,871	910,221
Interest-Bearing Checking Accounts	920,250	997,694	1,113,850
Savings Deposits	1,496,193	1,454,364	1,584,373
Time Deposits over $250,000	167,614	76,224	59,059
Other Time Deposits	284,036	133,211	127,602
Total Deposits	3,666,485	3,498,364	3,795,105
Borrowings	174,300	54,800	25,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Finance Leases	5,080	5,119	5,131
Other Liabilities	47,032	37,688	41,992
Total Liabilities	3,912,897	3,615,971	3,887,228
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at September 30, 2023, December 31, 2022 and September 30, 2022	—	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (22,066,559 Shares Issued at September 30, 2023 and 21,423,992 Shares Issued at December 31, 2022 and September 30, 2022)	22,067	21,424	21,424
Additional Paid-in Capital	412,397	400,270	399,461
Retained Earnings	62,647	65,401	57,778
Accumulated Other Comprehensive Loss	(52,584)	(49,655)	(49,070)
Treasury Stock, at Cost (5,017,063 Shares at September 30, 2023; 4,872,355 Shares at December 31, 2022 and 4,900,975 Shares at September 30, 2022)	(84,513)	(83,902)	(84,043)
Total Stockholders’ Equity	360,014	353,538	345,550
Total Liabilities and Stockholders’ Equity	$4,272,911	$3,969,509	$4,232,778

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Net Income	$7,743	$6,047	$8,562	$12,087	$12,163
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	52	(133)	(76)	35	70

Share and Per Share Data:[1]
Period End Shares Outstanding	17,049	17,050	17,050	17,048	17,019
Basic Average Shares Outstanding	17,050	17,050	17,048	17,031	17,007
Diluted Average Shares Outstanding	17,050	17,050	17,060	17,087	17,054
Basic Earnings Per Share	$0.46	$0.35	$0.50	$0.71	$0.72
Diluted Earnings Per Share	0.46	0.35	0.50	0.71	0.72
Cash Dividend Per Share	0.262	0.262	0.262	0.262	0.255

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$131,814	$130,057	$40,436	$143,499	$209,001
Investment Securities	745,693	787,175	813,461	845,859	821,052
Loans	3,096,240	3,036,410	2,991,928	2,951,547	2,872,066
Deposits	3,491,028	3,460,711	3,480,279	3,614,945	3,598,519
Other Borrowed Funds	208,527	220,616	100,596	63,304	50,125
Shareholders' Equity	362,701	365,070	359,556	351,402	361,675
Total Assets	4,109,995	4,087,653	3,978,851	4,074,028	4,047,738
Return on Average Assets, annualized	0.75%	0.59%	0.87%	1.18%	1.19%
Return on Average Equity, annualized	8.47%	6.64%	9.66%	13.65%	13.34%
Return on Average Tangible Equity, annualized [2]	9.05%	7.10%	10.33%	14.62%	14.27%
Average Earning Assets	$3,973,747	$3,953,642	$3,845,825	$3,940,905	$3,902,119
Average Paying Liabilities	2,920,518	2,924,743	2,782,299	2,891,092	2,781,985
Interest Income	42,117	40,013	36,110	35,904	34,207
Tax-Equivalent Adjustment [3]	183	196	202	279	268
Interest Income, Tax-Equivalent [3]	42,300	40,209	36,312	36,183	34,475
Interest Expense	16,764	14,241	8,016	5,325	3,306
Net Interest Income	25,353	25,772	28,094	30,579	30,901
Net Interest Income, Tax-Equivalent [3]	25,536	25,968	28,296	30,858	31,169
Net Interest Margin, annualized	2.53%	2.61%	2.96%	3.08%	3.14%
Net Interest Margin, Tax-Equivalent, annualized [3]	2.55%	2.63%	2.98%	3.11%	3.17%

Efficiency Ratio Calculation: [4]
Non-Interest Expense	$23,479	$24,083	$22,296	$20,792	$21,448
Less: Intangible Asset Amortization	43	44	45	47	48
Net Non-Interest Expense	$23,436	$24,039	$22,251	$20,745	$21,400
Net Interest Income, Tax-Equivalent	$25,536	$25,968	$28,296	$30,858	$31,169
Non-Interest Income	8,050	6,906	6,677	7,165	7,827
Less: Net Gain (Loss) on Securities	71	(181)	(104)	48	95
Net Gross Income	$33,515	$33,055	$35,077	$37,975	$38,901
Efficiency Ratio	69.93%	72.72%	63.43%	54.63%	55.01%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$360,014	$361,443	$363,371	$353,538	$345,550
Book Value per Share [1]	21.12	21.20	21.31	20.74	20.30
Goodwill and Other Intangible Assets, net	23,078	23,175	23,273	23,373	23,477
Tangible Book Value per Share [1,2]	19.76	19.84	19.95	19.37	18.92

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.94%	9.92%	10.13%	9.80%	9.71%
Common Equity Tier 1 Capital Ratio	13.17%	13.27%	13.34%	13.32%	13.14%
Tier 1 Risk-Based Capital Ratio	13.84%	13.96%	14.03%	14.01%	13.85%
Total Risk-Based Capital Ratio	14.94%	15.08%	15.15%	15.11%	14.93%

Assets Under Trust Admin. & Investment Mgmt.	$1,627,522	$1,711,460	$1,672,117	$1,606,132	$1,515,994

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and Per Share Data have been restated for the September 26, 2023, 3% stock dividend.

2.	Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures which Arrow believes provides investors with information that is useful in understanding its financial performance.
		9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
	Total Stockholders' Equity (GAAP)	$360,014	$361,443	$363,371	$353,538	$345,550
	Less: Goodwill and Other Intangible assets, net	23,078	23,175	23,273	23,373	23,477
	Tangible Equity (Non-GAAP)	$336,936	$338,268	$340,098	$330,165	$322,073

	Period End Shares Outstanding	17,049	17,050	17,050	17,048	17,019
	Tangible Book Value per Share (Non-GAAP)	$19.76	$19.84	$19.95	$19.37	$18.92
	Net Income	7,743	6,047	8,562	12,087	12,163
	Return on Average Tangible Equity (Net Income/Tangible Equity - Annualized)	9.05%	7.10%	10.33%	14.62%	14.27%

3.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which Arrow believes provides investors with information that is useful in understanding its financial performance.
		9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
	Interest Income (GAAP)	$42,117	$40,013	$36,110	$35,904	$34,207
	Add: Tax-Equivalent adjustment (Non-GAAP)	183	196	202	279	268
	Interest Income - Tax Equivalent (Non-GAAP)	$42,300	$40,209	$36,312	$36,183	$34,475
	Net Interest Income (GAAP)	$25,353	$25,772	$28,094	$30,579	$30,901
	Add: Tax-Equivalent adjustment (Non-GAAP)	183	196	202	279	268
	Net Interest Income - Tax Equivalent (Non-GAAP)	$25,536	$25,968	$28,296	$30,858	$31,169
	Average Earning Assets	$3,973,747	$3,953,642	$3,845,825	$3,940,905	$3,902,119
	Net Interest Margin (Non-GAAP)*	2.55%	2.63%	2.98%	3.11%	3.17%

4.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of non-interest expense to net gross income (which equals tax-equivalent net interest income plus non-interest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios as well as the Total Risk-Weighted Assets are calculated in accordance with bank regulatory capital rules. The September 30, 2023 CET1 ratio listed in the tables (i.e., 13.17%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
	Total Risk Weighted Assets	$2,988,438	$2,937,837	$2,909,610	$2,883,902	$2,856,224
	Common Equity Tier 1 Capital	393,541	389,966	388,228	384,003	375,394
	Common Equity Tier 1 Ratio	13.17%	13.27%	13.34%	13.32%	13.14%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	September 30, 2023			September 30, 2022
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$131,814	$1,805	5.43%	$209,001	$1,201	2.28%
Investment Securities:
Fully Taxable	616,020	2,924	1.88	651,899	2,603	1.58
Exempt from Federal Taxes	129,673	689	2.11	169,153	785	1.84
Loans	3,096,240	36,699	4.70	2,872,066	29,618	4.09
Total Earning Assets	3,973,747	42,117	4.20	3,902,119	34,207	3.48
Allowance for Credit Losses	(31,386)			(28,006)
Cash and Due From Banks	32,874			32,475
Other Assets	134,760			141,150
Total Assets	$4,109,995			$4,047,738
Deposits:
Interest-Bearing Checking Accounts	$795,627	1,156	0.58	$996,116	267	0.11
Savings Deposits	1,505,916	9,729	2.56	1,549,451	2,469	0.63
Time Deposits of $250,000 or More	152,738	1,466	3.81	49,459	89	0.71
Other Time Deposits	257,710	2,051	3.16	136,834	150	0.43
Total Interest-Bearing Deposits	2,711,991	14,402	2.11	2,731,860	2,975	0.43
Borrowings	183,452	2,143	4.63	—	—
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	173	3.43	45,000	283	2.50
Finance Leases	5,075	46	3.60	5,125	48	3.72
Total Interest-Bearing Liabilities	2,920,518	16,764	2.28	2,781,985	3,306	0.47
Noninterest-Bearing Deposits	779,037			866,659
Other Liabilities	47,739			37,419
Total Liabilities	3,747,294			3,686,063
Stockholders’ Equity	362,701			361,675
Total Liabilities and Stockholders’ Equity	$4,109,995			$4,047,738
Net Interest Income		$25,353			$30,901
Net Interest Spread			1.92%			3.01%
Net Interest Margin			2.53%			3.14%

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	September 30, 2023			June 30, 2023
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$131,814	$1,805	5.43%	$130,057	$1,674	5.16%
Investment Securities:
Fully Taxable	616,020	2,924	1.88	637,018	2,951	1.86
Exempt from Federal Taxes	129,673	689	2.11	150,157	770	2.06
Loans	3,096,240	36,699	4.70	3,036,410	34,618	4.57
Total Earning Assets	3,973,747	42,117	4.20	3,953,642	40,013	4.06
Allowance for Credit Losses	(31,386)			(30,577)
Cash and Due From Banks	32,874			28,742
Other Assets	134,760			135,846
Total Assets	$4,109,995			$4,087,653
Deposits:
Interest-Bearing Checking Accounts	$795,627	1,156	0.58	$863,892	820	0.38
Savings Deposits	1,505,916	9,729	2.56	1,504,412	8,514	2.27
Time Deposits of $250,000 or More	152,738	1,466	3.81	133,897	1,119	3.35
Other Time Deposits	257,710	2,051	3.16	201,926	1,196	2.38
Total Interest-Bearing Deposits	2,711,991	14,402	2.11	2,704,127	11,649	1.73
Borrowings	183,452	2,143	4.63	195,527	2,373	4.87
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	173	3.43	20,000	171	3.43
Finance Leases	5,075	46	3.60	5,089	48	3.78
Total Interest-Bearing Liabilities	2,920,518	16,764	2.28	2,924,743	14,241	1.95
Noninterest-bearing deposits	779,037			756,584
Other Liabilities	47,739			41,256
Total Liabilities	3,747,294			3,722,583
Stockholders’ Equity	362,701			365,070
Total Liabilities and Stockholders’ Equity	$4,109,995			$4,087,653
Net Interest Income		$25,353			$25,772
Net Interest Spread			1.92%			2.11%
Net Interest Margin			2.53%			2.61%

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	9/30/2023	12/31/2022	9/30/2022
Loan Portfolio
Commercial Loans	$148,066	$140,293	$138,973
Commercial Real Estate Loans	734,604	707,022	679,217
Subtotal Commercial Loan Portfolio	882,670	847,315	818,190
Consumer Loans	1,107,638	1,065,135	1,055,585
Residential Real Estate Loans	1,148,309	1,070,757	1,051,019
Total Loans	$3,138,617	$2,983,207	$2,924,794
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$31,170	$29,232	$28,090
Loans Charged-off	(1,204)	(1,261)	(1,147)
Less Recoveries of Loans Previously Charged-off	792	572	574
Net Loans Charged-off	(412)	(689)	(573)
Provision for Credit Losses	354	1,409	1,715
Allowance for Credit Losses, End of Quarter	$31,112	$29,952	$29,232
Nonperforming Assets
Nonaccrual Loans	$6,023	$10,757	$8,812
Loans Past Due 90 or More Days and Accruing	251	1,157	514
Loans Restructured and in Compliance with Modified Terms	60	69	82
Total Nonperforming Loans	6,334	11,983	9,408
Repossessed Assets	344	593	604
Other Real Estate Owned	182	—	—
Total Nonperforming Assets	$6,860	$12,576	$10,012

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.05%	0.09%	0.08%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.05%	0.19%	0.24%
Allowance for Credit Losses to Period-End Loans	0.99%	1.00%	1.00%
Allowance for Credit Losses to Period-End Nonperforming Loans	491.19%	249.95%	310.71%
Nonperforming Loans to Period-End Loans	0.20%	0.40%	0.32%
Nonperforming Assets to Period-End Assets	0.16%	0.32%	0.24%

Year-to-Date Period Ended:	9/30/2023	12/31/2022	9/30/2022
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Year	$29,952	$27,281	$27,281
Loans Charged-off	(3,812)	(4,143)	(2,883)
Less Recoveries of Loans Previously Charged-off	2,116	2,016	1,445
Net Loans Charged-off	(1,696)	(2,127)	(1,438)
Provision for Credit Losses	2,856	4,798	3,389
Allowance for Credit Losses, End of Period	$31,112	$29,952	$29,232

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.07%	0.08%	0.07%
Provision for Loan Losses to Average Loans, Annualized	0.13%	0.17%	0.16%